SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☐	Definitive Information Statement

UAN POWER CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:
2.	Form Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

UAN POWER CORP.

850 Stevenson Hwy., Ste. 310

Troy, Michigan 49083

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of UAN POWER CORP, a Nevada corporation (“we”, “our”, “us”, the “Company”), to the holders of record at the close of business on the record date, March 3, 2015 of our outstanding common stock, $0.00001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

1.	the discontinuation of operations of our Company’s wholly owned subsidiary, UAN Sheng Agricultural Technology Development Limited Company (“UAN Sheng”), a People’s Republic of China company, whether by sale, lease or exchange of the securities, property, or assets of UAN Sheng (the “Discontinuation”).

Our Board of Directors approved the Discontinuation of UAN Sheng due to our inability to obtain sufficient funding to continue UAN Sheng’s operations. Our Board of Directors unanimously approved the Discontinuation on February 28, 2015.

Subsequent to our Board of Directors' approval of the Discontinuation, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Discontinuation on March 3, 2015. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c, and subject to the provisions of Chapter 1 of the Delaware General Corporations Law, we may carry out the Discontinuation, whether in whole or in part.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on March 3, 2015 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 193,952,245 shares of our common stock issued and outstanding on March 3, 2015. We anticipate that a definitive copy of this Information Statement will be mailed on or about March 31, 2015 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2014, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;
2.	any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of March 3, 2015, we had a total of 193,952,245 shares of common stock ($0.00001 par value per share) issued and outstanding.

The following table sets forth, as of March 3, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Parashar Patel(2) 102 North Avenue, Mount Clemens, Michigan, 48043	150,000 Common	*
Wan-Fang Liu(3) 102 North Avenue, Mount Clemens, Michigan, 48043	104,322,777	53.78
Chih-Wei Chuang(4) 102 North Avenue, Mount Clemens, Michigan, 48043	2,005,000	1.03%
Yun-Mi Han(5) 102 North Avenue, Mount Clemens, Michigan, 48043	Nil	0%
Hans C. Justice Chang(6) 102 North Avenue, Mount Clemens, Michigan, 48043	Nil	0%
Directors and Executive Officers as a Group	110,227,777 Common	56.83%
Michael Yuan-Hao Chang 2F No 46 Ganzhou St. Taipei, Taiwan	42,106,468	21.70%
All Others	42,106,468	21.70

* Less than 1 percent.

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 3, 2015. As of March 3, 2015, there were 193,952,245 shares of our company’s common stock issued and outstanding.
(2)	Parashar Pattel has acted as our president, chief executive officer and a director since May 23, 2011.
(3)	Wan-Fang Liu has acted as a director of our company since May 23, 2011 and was appointed as Chairman of our company on November 29, 2013.
(4)	Chih-Wei Chuang has acted as a director of our company since July 10, 2012.
(5)	Yun-Mi Han has acted as our chief financial officer since November 28, 2013.
(6)	Dr. Hans C. Justice Chang has acted as our chief operating officer since December 23, 2013.

PROPOSAL #1 DISCONTINUATION

Action and Effect

On February 28, 2015, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, the discontinuation (the “Discontinuation”) of operations of our Company’s wholly owned subsidiary, UAN Sheng Agricultural Technology Development Limited Company (“UAN Sheng”), a People’s Republic of China company.

To effect the Discontinuation of UAN Sheng we may sell, lease or exchange the securities, property, or assets of UAN Sheng and otherwise wind up its affairs.

We believe that the Discontinuation of UAN Sheng is necessary due to our inability to obtain sufficient funding to continue UAN Sheng’s operations. Shareholder approval for the Discontinuation of UAN Sheng was obtained by written consent of holders of 107,752,777 common shares, representing approximately 55.55% of our issued and outstanding shares of common stock. We will not complete any portion of the Discontinuation until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock. .

dissenters rights

Under the General Corporate Law of the State of Delaware, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Discontinuation.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, UAN Power Corp. has duly caused this report to be signed by the undersigned hereunto authorized.

March 9, 2015

UAN POWER CORP.

By: /s/ Parashar Patel

Parashar Patel

President, Chief Executive Officer and Director